ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS                                             §
                                                                                §                   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MEDINA                                      §

FOR VALUE RECEIVED, PRODUCTION RESOURCES, INC., a Texas corporation, hereinafter referred to as “Assignor”, for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, hereby grants, bargains, sells, assigns, transfers and conveys unto AMERICAN ENERGY PRODUCTION, INC. (“Assignee”), whose address is P.O. Box 1406, Mineral Wells, Texas 76068, an overriding royalty interest equal to 1.0% of 8/8ths of the oil, gas,  and associated liquid and liquifiable hydrocarbons produced, saved and sold under the terms of and by virtue of the Oil and Gas Leases more particularly described in Exhibit “A” attached hereto (“the Leases”), AS TO, BUT ONLY AS TO oil and gas production from depths greater than 1,200 feet subsurface, it being understood that this Assignment does NOT cover oil and gas production from depths from the surface down to 1,200 feet.  The overriding royalty interest herein assigned is expressly made subject to the pooling and unitization provisions contained in the Leases and Assignor, its successors and assigns, shall have the right and power to pool or unitize such overriding royalty interest with other lands, leases mineral or royalty rights

TO HAVE AND TO HOLD as of the Effective Date hereof all and singular the interests in the Lease and production, assigned herein unto Assignee, his heirs, representatives, successors and assigns forever.  .

EXECUTED ________________, 2010, but effective as of March 1, 2010.

PRODUCTION RESOURCES, INC.

By:/s/ Shelby Beattie
                        Shelby Beattie, President

STATE OF TEXAS                                              §
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COUNTY OF ______________                       §

This instrument was acknowledged before me on this the ___day of _____________, 2010, by ______________________, President of Production Resources, Inc., a Texas corporation, on behalf of the corporation.

________________________________
Notary Public, State of Texas

EXHIBIT “A”